EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Sunrise Telecom Incorporated for the three-month period ended September 30, 2004, we, Paul Ker-Chin Chang, President and Chief Executive Officer, and Paul A. Marshall, Acting Chief Financial Officer, respectively, of Sunrise Telecom Incorporated, hereby certify to the best of our knowledge, that:

(1) Such Form 10-Q for the three-month period ended September 30, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in such Form 10-Q for the three-month period ended September 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of Sunrise Telecom Incorporated.

Date: November 15, 2004

By:	/s/ PAUL KER-CHIN CHANG
Paul Ker-Chin Chang President and Chief Executive Officer (Principal Executive Officer)
Date: November 15, 2004

By:	/s/ PAUL A. MARSHALL
Paul A. Marshall Acting Chief Financial Officer (Principal Financial Officer)